

                                  NSAR ITEM 77O

                                VK LIT ENTERPRISE
                               10f-3 Transactions


  UNDERWRITING #           UNDERWRITING              PURCHASED FROM     AMOUNT OF SHARES    % OF UNDERWRITING   DATE OF PURCHASE
                                                                           PURCHASED


         1         John Hancock Financial Service     Tucker Cleary           14,000              0.014%           01/26/00




Other Underwriters in the syndicate for #1
------------------------------------------
Salomon Smith Barney
Credit Suisse First Boston Corporation
Lehman Brothers Inc.
J.P. Morgan Securities Inc.
Morgan Stnaley & Co. Incorporated
Deutsche Bank Securities Inc.
Utendahl Capital Partners, L.P.
Westdeutsche Landesbank Gironzentrale
The Williams Capital Group, L.P.



                                  NSAR ITEM 77O

                             VK LIT Growth & Income
                               10f-3 Transactions

  UNDERWRITING #             UNDERWRITING              PURCHASED FROM    AMOUNT OF SHARES     % OF UNDERWRITING    DATE OF PURCHASE
                                                                            PURCHASED


         1          John Hancock Financial Service     Merrill Lynch          4,300               0.004%              01/26/00
         2                    Palm, Inc.                 Soundview             500                0.002%              03/01/00




Other Principal Underwriters for #1
-----------------------------------
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Donaldson, Lufkin & Jenrette Securities Corporation
Goldman, Sachs & Co.
Fox-Pitt, Kelton Inc.
ABN Amro Incorporated
Chatsworth Securities LLC
A.G. Edwards & Sons, Inc.
First Union Securities, Inc.
Janney Montgomery Scott LLC
Lehman Brothers Inc.
Melvin Securities, L.L.C.
J.P. Morgan Securities Inc.
Nesbitt Burns Securities Inc.
Paribas Corporation
Prudential Securities Incorporated
Pryor, Counts Capital Markets, LLC
Ramirez & Co., Inc.
Scotia Capital Markets (USA) Inc.
Muriel Siebert & Co., Inc.
Tucker Anthony Cleary Gull
Utendahl Capital Partners, L.P.
Wachovia Securities, Inc.
Warburg Dillon Read LLC

Other Underwriters in the Syndicate for #2
------------------------------------------
Goldman Sachs & Co.
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
FleetBoston Robertson Stephens Inc.
Banc of America Securities LLC
Sanford C. Bernstein & Co., Inc.
Chase Securities Inc.
Credit Lyonnais Securities (USA) Inc.
Deutsche Bank Securities Inc.
Fidelity Capital Markets
HSBC Securities (USA) Inc.
SG Cowen Securities Corp.
Salomon Smith Barney Inc.
SoundView Technology Group, Inc.
U.S. Bancorp Piper Jaffray Inc.



                                  NSAR ITEM 77O
                                      2000
                             VK LIT Emerging Growth
                               10f-3 Transactions

  UNDERWRITING #             UNDERWRITING                   PURCHASED FROM     AMOUNT OF SHARES         % OF          DATE OF
                                                                                  PURCHASED         UNDERWRITING     PURCHASE


         1        John Hancock Financial Service, Inc          Fox Pitt             24,400             0.024%         01/26/00
         2                Homestore.com, Inc.             Hambrecht & Quist         2,800              0.034%         01/26/00
         3              Network Solutions Inc.              Dain Rauscher           3,400              0.044%         02/07/00
         4
         5
         6
         7
         8
         9
        10
        11
        12



Other Principal Underwriters for #1
------------------------------------

Donald, Lufkin & Jenrette
Morgan Stanley Dean Witter
CIBC World Markets
Deutsche Banc Alex Brown
DLJ direct Inc.

Other Prinicipal Underwriters for #2
------------------------------------
Morgan Stanley Dean Witter
Painewebber Incorporated
Bear, Stearns & Co. Inc.
Schroder & Co. Inc.
J. P.  Morgan & Co.

Other Principal Underwriters for #3
-----------------------------------
Banc of America Securities LLC
Morgan Stanley Dean Witter
Donaldson, Lufkin & Jenrette
Lehman Brothers
SG Cowen
Thomas Weisel Partners LLC

Other Principal Underwriters for #4
-----------------------------------
Lehman Brothers
Merrill Lynch & Co.

Other Principal Underwriters for #5
-----------------------------------
Goldman, Sachs & Co
Bear Stearns & Co. Inc.
Morgan Stanley Dean Witter
Donaldson, Lufkin & Jenrette
Merrill Lynch & Co.
Salomon Smith Barney
A.G. Edwards & Sons, Inc.
M.R. Beal & Company

Other Principal Underwriters for #6
-----------------------------------
Credit Suisse First Boston
Morgan Stanley Dean Witter
First Union Securities, Inc.
Friedman Billings Ramsey



                                  NSAR ITEM 77O

                             VK LIT Asset Allocation
                               10f-3 Transactions

  UNDERWRITING #        UNDERWRITING            PURCHASED FROM    AMOUNT OF SHARES   % OF UNDERWRITING      DATE OF PURCHASE
                                                                     PURCHASED


         1       United Parcel Service, Inc.     SBC Warburg            600              0.001%                11/09/99
         2               Palm, Inc.               Soundview             400              0.002%                03/01/00



Other Principal Underwriters for #1
-----------------------------------
Morgan Stanley Dean Witter
Goldman Sachs & Co.
Merrill Lynch & Co.
Credit Suisse First Boston
Salomon Smith Barney
Warburg Dillon Read